SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  June 29, 2001

                  ENVIRONMENTAL ENERGY SERVICES, INC.
         (Exact name of registrant as specified in its charter)

   Delaware                  0-12914                 52-1507818
(State or other       (Commission File Number)    (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation)

                      205 South Bickford
                      El Reno, Oklahoma                 73036
            (Address of principal executive offices) (Zip Code)

                          (405) 262-0800
        (Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

On June 29, 2001, Environmental Energy Services, Inc. (the "Company") sold WasteMasters Holdings, Inc. ("WHI"), a wholly-owned subsidiary, to Doug Holsted for $10. WHI was the successor in interest by merger to WasteMasters, Inc. pursuant to an Agreement and Plan of Merger filed with the State of Delaware on that same date pursuant to Section 251(g) of the Delaware General Corporation Law (see Item 5 herein). At the time of the sale, WHI had no material assets, and had substantial judgments, accounts payable and pending lawsuits against it, including 15 judgments totaling approximately $2 million, and at least four lawsuits which the Company anticipates will result in substantial judgments against the Company. In addition, WHI had millions of dollars of delinquent accounts payable and accrued liabilities resulting from past business activities which had been unsuccessful. As of March 31, 2001, WHI had current liabilities of $16,734,043, and negative shareholder's equity of $12,151,071 prior to the writedown of the Company's investment in Lisbon Landfill, Inc. As previously announced, the Company decided not to contest a foreclosure action against Lisbon Landfill, Inc. in the second quarter, and therefore had previously planned to write-off its entire investment in that subsidiary in the second quarter. After including the write-off of the Company's interest in Lisbon Landfill, Inc., the Company anticipates that it will record an extraordinary gain in the second quarter in the amount of approximately $14 to $15 million, representing the difference between the liabilities and assets of WHI on the date of its transfer, since the Company will no longer be required to consolidate the accounts of WHI in its consolidated financial statements as of the date of the transfer.

The transfer of WHI may cause the Company to lose substantial net operating loss carryforwards resulting from its past unsuccessful business activities. However, the Company found that its balance sheet and extensive litigation prevented it from attracting capital and making acquisitions. Therefore, it was unlikely that the Company would ever be able to start or acquire profitable operations that could utilize the net operating losses unless its liability and litigation problems could be resolved. Based on those considerations, the Company determined that it was in the best interests of its shareholders to clean up its balance sheet to enable the Company to start or acquire profitable operations without regard to the effect such actions might have on its ability to utilize its net operating losses.

Following the transfer of WHI, the Company plans to acquire the 49% of Ace Waste Services, Inc. that it does not own. Ace Waste operates a waste hauling operation in the Philadelphia metro area, including Southern New Jersey and Delaware. In addition, the Company plans to continue the development of its coal fine operations through its subsidiary Appalachia Environmental Recovery, Inc.

Item 3.     Bankruptcy or Receivership.

Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5.     Other Events.

On June 29, 2001, pursuant to an Agreement and Plan of Reorganization, WasteMasters, Inc. ("WMI") merged with and into WasteMasters Holdings, Inc., a Delaware corporation ("WHI"), which was the survivor in the merger. Under the merger, shares of WMI capital stock are entitled to receive an equivalent number of shares of capital stock Environmental Energy Services, Inc. ("EES" or the "Company"), which shares have the same rights, privileges and preferences as the shares of capital stock of WMI exchanged therefore. Prior to the reorganization, EES was a wholly-owned subsidiary of WMI, and WHI was a wholly-owned subsidiary of EES. The reorganization was effected for the purpose of reorganizing the Company as a holding company, under which EES is now the parent company with the exact same shareholder base that WMI had prior to the reorganization. All of the former assets, liabilities and operations of WMI are now held by WHI by virtue of its position as the successor in interest to WMI in the reorganization. The merger was effected without shareholder approval of either the Company or WMI Delaware pursuant to
Section 251(g) of the General Corporation Law of the State of Delaware.

Prior to the reorganization, WMI was authorized to issue 500,000,000 shares of capital stock, consisting of 495,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which was outstanding in the form of WMI's Series A Preferred Stock. Prior to the reorganization, EES was authorized to issue 500,000,000 shares of capital stock, consisting of 495,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The common stock and Series A Preferred Stock of EES has identical rights, terms and privileges as the common stock and Series A Preferred Stock of WMI.

Pursuant to the reorganization:

-- each share of common stock of WMI became entitled to receive one share of common stock of EES;

-- each share of Series A Preferred Stock of WMI became entitled to receive one share of Series A Preferred Stock of the EES;

-- each option, warrant or other instrument convertible or exchangeable into shares of common stock or preferred stock of WMI automatically became convertible into an equivalent number shares of common stock or preferred stock of EES.

The effective date of the reorganization was June 29, 2001. All of the outstanding certificates of WMI representing shares of stock of WMI shall be deemed for all purposes to evidence ownership of and to represent the shares of EES, as the case may be, into which the shares of stock of WMI represented by such certificates have been converted as herein provided and shall be so registered on the books and records of EES and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to EES or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of stock of EES, as the case may be, evidenced by such outstanding certificate.

Immediately following the reorganization, EES purchased certain assets from WMI for the assumption of certain indebtedness of WMI and the issuance of a promissory note to WMI in the original principle amount of $67,061. Among the assets transferred were WMI's 51% interest in Ace Waste Services, Inc. The promissory note represents the parties' estimate of the amount by which the fair value of the assets transferred exceeded the liabilities assumed. The liabilities assumed included notes payable in the original principle amount of $1,021,000, plus significant accrued interest and attorney's fees thereon, and accounts payable in the amount of $171,000. The total indebtedness assumed is about $1,342,500. In addition, EES agreed to pay WMI additional amounts to the extent the transaction is ever challenged in a court of law by a creditor or shareholder, and the court holds that the fair value of the assets transferred exceeded the consideration paid therefor. In determining the fair value of the assets transferred, the parties considered the historical cost for the asset, the value placed on the asset by the companies' independent public auditors in their recently completed audit, legal circumstances and disputes concerning certain assets, and the nature of any market for the assets.

Prior to the reorganization, the Company's common stock traded on the OTC Bulletin Board under the symbol "WAST." The Company has applied for a new cusip number for its common stock, and a new trading symbol, but has not received either at this time.

Item 6.     Resignations of Registrant's Directors.

Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)     Financial Statements of Businesses Acquired:  None.

(b)     Pro Forma Financial Information:  None.

(c)     Exhibits:

Regulation
  S-B No.            Description

2.1 Agreement and Plan of Reorganization filed with the State of Delaware June 29, 2001

3.1       Certificate of Incorporation of Environmental Energy
          Services, Inc., a Delaware corporation, filed June 29, 2001

3.3       Bylaws of Environmental Energy Services, Inc.

10.1      Transfer and Assignment between Environmental Energy
          Services, Inc. and WasteMasters Holdings, Inc. dated June 29,
          2001

10.2 Transfer and Assignment among Environmental Energy Services, Inc., WasteMasters Holdings, Inc. and Doug Holsted dated June 29, 2001

Item 8.     Change in Fiscal Year.

Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

Not Applicable.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ENVIRONMENTAL ENERGY SERVICES, INC.

Date: July 6, 2001                  By: /s/ A. Leon Blaser
                                    A. Leon Blaser,
                                    Chief Executive Officer